UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 26, 2007

Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)
(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 26, 2007, Republic Services, Inc. (the “Company”) amended and restated its $750 million Credit Agreement, dated June 28, 2005, with Bank of America, N.A., as Administrative Agent, Swing Line Leader and L/C Issuer, Citibank, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Barclays Bank PLC and SunTrust Bank, as Co-Documentation Agents, and other lenders named in the Credit Agreement. The Amended and Restated Credit Agreement increases the Company’s unsecured credit facility (the “Amended Facility”) to provide for up to $1.0 billion in revolving loans and letters of credit.
     At the Company’s option, borrowings under the Amended Facility bear interest at LIBOR-based rates or at prime-based rates. The Company intends to use the Amended Facility primarily for letters of credit required in the ordinary course of business.
     The Credit Agreement contains customary affirmative and negative covenants, including, among other things, covenants requiring the Company to maintain certain financial ratios and to comply with certain financial covenants. The Company has the ability under the covenants in the Credit Agreement to pay dividends and to repurchase its common stock provided that it is in compliance with the covenants. At April 26, 2007, the Company was in compliance with the financial covenants under the Amended Facility.
     Upon closing, the Company had $50.0 million of LIBOR-based borrowings and $443.0 million in letters of credit outstanding under the Amended Facility, leaving a total of $507.0 million of availability under the Amended Facility.
     Available amounts subject to outstanding letters of credit and outstanding principal, accrued and unpaid interest and other amounts payable under the Amended Facility may be accelerated upon an event of default, as such events are described in the Amended and Restated Credit Agreement.
     This description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 4.1 to this report, which is incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     On April 26, 2007, the Company amended and restated its $750 million Credit Agreement; the information required by Item 2.03 of Form 8-K is included in Item 1.01 of this report.
ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit No.	Description of Document

4.1	Amended and Restated Credit Agreement of the Company, dated April 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2007	REPUBLIC SERVICES, INC.

	By:	/s/ Tod C. Holmes

Tod C. Holmes
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

	By:	/s/ Charles F. Serianni

Charles F. Serianni
Vice President and
Chief Accounting Officer
(Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement of the Company, dated April 26, 2007.

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